SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant                       [X]
Filed by Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for the use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement



                                   SHAFT, INC.
                                   -----------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                ----------------
                                   Shaft, Inc.
                              20 Old Turnpike Road
                             Nanuet, New York 10954
                                ----------------


                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

     This information is being provided to the shareholders of Shaft, Inc. (the "Company") in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the Company to:

     1. Effect a forward stock split of the Company's outstanding Common Stock at a ratio of ten-for-one as discussed in the accompanying Information Statement;

     2. Amend the Company's Articles of Incorporation to effect a name change to "Elegant Concrete, Inc.", and change the address for the Company's principal place of business to 20 Old Turnpike Road, Nanuet, NY 10954;

     3. Reduce the Board of Directors of the Company to two directors;

     4. Approve the form, terms and provisions of the Employment Agreements between the Company and Alan Hillsberg and Anthony Costanzo; and

     5. Approve the form, terms and provisions of the Incentive Stock Option Agreement, and authorize the officers of the Company to execute and deliver, on behalf of the Company, such an Incentive Stock Option Agreement.

     The shareholders holding shares representing approximately 98.5% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed actions. The consent by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to our shareholders.


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

     The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section of Nevada Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

     In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions set forth herein as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

     The date on which this Information Statement was first sent to the shareholders is on or about January , 2003.


Outstanding Voting Stock of the Company and Statement that Proxies Are Not
--------------------------------------------------------------------------
Solicited
---------

     The Certificate of Amendment to the Articles of Incorporation will not take effect until at least 20 days after the mailing of this Information Statement. This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action pursuant to the Securities Exchange Act of 1934, as amended, and the Nevada Law.

     The Board of Directors fixed January 6, 2003 as the record date for the determination of stockholders entitled to receive this Information Statement (the "Record Date"). As of the Record Date, there were 994,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to shareholders. This information statement is being sent on January , 2003 to such holders of record.


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

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is being sent to you for information purposes only. No action is requested nor required on your part.

QUESTIONS AND ANSWERS
---------------------

Q:   What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock of the Company have already agreed to:

     1. Effect a forward stock split of the Company's outstanding Common Stock at a ratio of ten-for-one as discussed in the accompanying Information Statement;

     2. Amend our Articles of Incorporation to effect a name change to "Elegant Concrete, Inc.", and change the address for the Company's principal place of business to 20 Old Turnpike Road, Nanuet, NY 10954;

     3. Reduce the Board of Directors of the Company to two directors;

     4. Approve the form, terms and provisions of the Employment Agreements between the Company and Alan Hillsberg and Anthony Costanzo; and

     5. Approve the form, terms and provisions of the Incentive Stock Option Agreement, and authorize the officers of the Company to execute and deliver, on behalf of the Company, such an Incentive Stock Option Agreement.

Q: Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the Agreement and Plan of Reorganization (the "Reorganization") dated as of January 6, 2003, between the Company and Elegant Concrete Technologies, Inc. (hereinafter referred to as "Elegant").

Q: What are the basic terms of the transaction with Elegant?

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

A: The Company delivered at the closing (the "Closing") of the Reorganization 500,000 restricted shares of its common stock in exchange for 167 2/3 shares of Elegant common stock, which represents all of the outstanding shares of common stock of Elegant, par value $1.00, in what is intended to be a tax-free reorganization. Pursuant to the Reorganization, the shareholders, directors and officers of the Company contributed 208,755 shares of common stock of the Company as capital. After the Acquisition, the Company now has 994,000 shares of common stock issued and outstanding. You will retain all of your present stockholdings in the Company.

Q: What business is conducted by Elegant?


A: Elegant is a privately held corporation that intends to engage in business that involves engraving permanent patterns into existing concrete mostly for exterior floors and patios. The engraved patterns look like tile, but cost significantly less. Elegant is a developmental stage company, organized under the laws of the State of New York on April 3, 2002.

Q: Are there risks involved in the transaction with Elegant?

A: Yes. The Company's success will be totally dependent upon the success of Elegant. Elegant is a developmental stage company. There are no assurances that Elegant's operations will be profitable after the Reorganization.


Security Ownership of Certain Owners and Management
---------------------------------------------------

     The following table sets forth the Common Stock ownership information as of January 6, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more that 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the actions set forth herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.



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


Name of Beneficial              Number of Shares                    Percent
Owner (1)                      Beneficially Owned                  of Class (2)
--------------------------------------------------------------------------------
Alan Hillsberg                     300,000                            30.2%

Hudson One Enterprises             175,000                            17.6%

Todd Grisoff                        49,500                             4.9%

Robert Grisoff, Sr.                 49,474                             4.9%

Robert Grisoff, Jr.                 49,500                             4.9%

Karl Foust                          47,877                             4.8%

Warren Schaeffer                    45,079                             4.5%

Inna Ivanova                        45,000                             4.5%

Patricia Bailey                     40,000                             4.0%

Stephanie Schaeffer                 34,500                             3.5%

Steven Schaeffer                    34,200                             3.4%

Lindsay Ferrin                      26,850                             2.7%

Anthony Costanzo                    25,000                             2.5%

Gregory M. Spinder                  22,500                             2.3%

Jill L. Spinder                     22,500                             2.3%

Marlene Grisoff                     11,200                             1.1%

Vivianne D'Ascola                    1,000                             0.1%
Glovsky


ALL EXECUTIVE OFFICERS
AND DIRECTORS AS A                  325,000                           32.7%
GROUP (2 people)


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

Notes:

     (1) Except as otherwise indicated, the persons or entities named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the address of each named executive officer, director and beneficial owner of more than 5% of the Company's Common Stock is c/o Elegant Concrete Technologies, Inc., 20 Old Turnpike Road, Nanuet, NY 10954, Attn: CFO.

     (2) The ownership percentages set forth in the table are based on 994,000 shares of Common Stock outstanding as of January 6, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities where applicable.


Purpose and Effect of the Forward Stock Split
---------------------------------------------

     On January 7, 2003 the Company's Board of Directors announced its intention to undertake a 10 for 1 forward stock split (the "Stock Split"). On January 8, 2003, shareholder's holding shares representing 98.5 percent of the votes consented in writing to the Stock Split. This approval will not become effective until 20 days from the mailing of this Information Statement to the shareholders of the Company.

     Upon filing of the Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State 20 days following the mailing of this Information Statement, the Stock Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the shareholders, to represent ten times the number of shares of Common Stock after the Stock Split (the "New Shares").



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

     The Board of Directors believes that this Stock Split is necessary to increase the marketability of the Company's common stock to prospective buyers and to enhance the liquidity of the common stock so the Company can have better access to the capital markets. Further, the Stock Split will provide the necessary infusion of capital that the Company believes it needs to make the recent reorganization with Elegant successful. This Stock Split will increase the number of issued and outstanding shares from 994,000 to 9,940,000.

     The number of shares of capital stock authorized by the Articles of Incorporation will not change as a result of the Stock Split. The Common Stock issued pursuant to the Stock Split will be fully paid and non-assessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Stock Split.

     Although the Stock Split will not, by itself, impact the Company's assets or business, the Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. The Board of Directors believes that this risk is outweighed by the benefits of the Stock Split.

     Approval of the Reverse Split requires the affirmative consent of at least a majority of the outstanding shares of Common Stock. Shareholders holding a total of 979,180 shares of Common Stock, representing 98.5% of the outstanding shares of Common Stock, have already consented to the Stock Split.

     There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the Stock Split will have on the market price of the Company's Common Stock.


Purpose and Effect of the Proposed Name and Symbol Change
---------------------------------------------------------

     On January 6, 2003, the Board of Directors determined to change the name of the Company to [Elegant Concrete, Inc.] and to change the Company's NASDAQ trading symbol to ECTI, or any other similar symbol available through NASDAQ. The purpose of the name and proposed symbol change is to more accurately reflect the Company's business and its activities after the Reorganization.

     Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders holding a total of 979,180 shares of Common Stock (98.5%) have already consented to such changes.


Purpose and Effect of the Change in Company's Address
-----------------------------------------------------

     On January 6, 2003, the Board of Directors determined to change the address of the principal place of business for the Company to 20 Old Turnpike Road, Naneut, NY 10954. The purpose of the change in address is because the Company, after the Reorganization, will be operating out of the New York region as its principal place of business, and having such an address change would provide shareholders and potential customers easier access to Company information and contact with Company personnel.

     Approval of the address change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders holding a total of 979,180 shares of Common Stock (98.5%) have already consented to such changes.


Purpose and Effect of the Decrease in Board of Directors
---------------------------------------------------------

     Prior to the Reorganization, the Board of Directors elected Alan Hillsberg and Anthony Costanzo to stand as directors on the board. The Company has no reason to believe that any nominee will refuse to act or be unable to accept election. Each Director elected will serve until his or her term expires and until his or her successor has been duly elected and qualified.

     The Bylaws of the Company give the Board of Directors the authority to determine the number of directors, to increase or decrease the number of directors and to fill vacancies or eliminate vacancies by resolution of the Board of Directors. The Board of Directors, by resolution dated January 3, 2003, had set the number of directors at three. Upon the resignation of Ms. Jennifer Harris on January 6, 2003, the Board consists of two members, Messrs. Hillsberg and Costanzo. As such, the Board by resolution dated January 7, 2003, pursuant to the powers outlined in the Company's Bylaws, has decreased the number of directors to two.


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

     Information concerning the nominees for election as Directors is as follows:

     Alan Hillsberg: Mr. Hillsberg is 46 years old and is an entrepreneur in the true sense of the word, over the past 20 years he has started numerous businesses and consequently sold them to move on to other business opportunities. In 1992, Mr. Hillsberg and partners started PTI holdings, a publicly traded company involved in the protective bicycle gear industry. Mr. Hillsberg consequently sold his interest in PTI to the new owners in 1994 as the company was emerging as an industry leader.

     After PTI, Mr. Hillsberg started ShowCase Technologies, and developed hard shell cases to protect lap top computers. He again sold the company in 1999 for an undisclosed amount. At the same time, Mr. Hillsberg developed a technology company to guarantee top listings on Internet search engines. After selling Showcase he started Top Listing and sold that company in 2000.

     Mr. Hillsberg spent much of 2001 in starting a web design company and researching the viability of Elegant as a business. After seeing the tremendous potential of the decorative concrete business he went to work full time developing the Elegant business model

     Anthony Costanzo: Mr. Costanzo, age 33, is currently Chief Financial Officer of PTI Holding Inc. ("PTI"), an office held by Mr. Costanzo since October 1997. PTI is engaged in the business of designing, developing and marketing distinctive, high-performance men's athletic footwear for basketball, and related apparel bearing PTI's name and logo. Prior to becoming the CFO, he served as Treasurer of PTI Holding Inc. beginning in February 1995. Prior to joining PTI Holding, Mr. Costanzo worked in Public Accounting since graduating in 1991. He became a Certified Public Accountant in August 1993.

     Approval of the reduction in the number of directors requires a majority of the votes cast by holders of the outstanding Common Stock of the Company. Shareholders holding a total of 979,180 shares of Common Stock (98.5%) have already consented to such changes, and such percentage represents a majority.

Purpose and Effect of Approving the Employment Agreements
---------------------------------------------------------

     On January 7, 2003, the Board of Directors determined to approve the form, terms and provisions of Employment Agreements with Alan Hillsberg, the President of Elegant, and Anthony Costanzo, the Chief Financial Officer of Elegant.

     Each of Messrs. Hillsberg and Costanzo will enter into an employment agreement (the "Employment Agreements") with the Company to become effective on the date of the Reorganization. Pursuant to the Employment Agreements, Mr. Hillsberg will serve as President and Chief Executive Officer and will be paid an annual base salary of $250,000, and Mr. Costanzo will serve as Chief Financial Officer and Secretary and will be paid an annual base salary of $30,000. In addition, the Employees shall be eligible to receive annual performance bonuses in amounts to be determined by simple majority vote of the shareholders of the Company.


     Mr. Hillsberg's Employment Agreement calls for a salary escalation on a sliding scale determined by the following: (i) if the Company is able to produce $750,000.00 in net profit, compensation is raised to $300,000 for that year;
(ii) if the Company is able to produce $1,000,000.00 in net profit, compensation is raised to $350,000 for that year; and (iii) if the Company is able to produce more than $1,200,000.00 net profit, compensation is raised to $400,000 for that year.

     The Employment Agreements grant three options (each an "Annual Option") to purchase shares (as adjusted for all splits, recombinations, stock dividends and similar events occurring after the 10 for 1 split of the shares of the Common Stock of the Company to occur as detailed in this Information Statement), with Mr. Hillsberg having an option for 50,000 shares, and Mr. Costanzo having an option for 25,000 shares of the Common Stock of the Company. The Annual Options shall vest successively as follows: (i) the first Annual Option shall vest on the first anniversary of the date of the Employment Agreement, (ii) the second Annual Option shall vest on the second anniversary of the date of the Employment Agreement, and (iii) the third Annual Option shall vest on the third anniversary of the date of the Employment Agreement (in each case, the "Annual Option Vest

Date"), provided that an Annual Option shall not vest and the Employee shall not be entitled to exercise all or any part of such Annual Option unless the Employee shall be an employee of the Company through the day before the Annual Option Vest Date for such Annual Option. The exercise price for each Annual Option shall be $1.00 per share (as adjusted for all splits, recombinations, stock dividends and similar events occurring after the 10 for 1 split of the shares of the Common Stock of the Company to occur as detailed in this Information Statement. Each Annual Option shall expire [five years] after the Annual Option Vest Date for such Annual Option.


     The Employment Agreements further authorize the Company to issue additional options (each a "Discretionary Option") to the Employee upon the simple majority vote of the shareholders of the Company. Each Discretionary Option shall vest as determined by the shareholders of the Company at time of issuance (in each case, the "Discretionary Option Vest Date"), provided that an option shall not vest and the Employee shall not be entitled to exercise all or any part of such option unless the Employee shall be an employee of the Company through the day before the Discretionary Option Vest Date. The exercise price and expiration date for each Discretionary Option shall be set by the Board of Directors at the time of its issuance.

     Under the terms of the Employment Agreements, if the Employee's employment with the Company is terminated by the Company other than for "cause" the terminated Employee will be entitled to continue to receive his base salary for 12 months following the date of termination.

     Approval of the Employment Agreements requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders holding a total of 979,180 shares of Common Stock (98.5%) have already consented to such changes.


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


Purpose and Effect of Approving the Incentive Stock Option Plan
---------------------------------------------------------------

     On January 7, 2003, the Board of Directors established and approved a new incentive stock option plan for the Company which will cover an estimated 300,000 shares of its Common Stock. It is expected that this stock option plan will be registered on Form S-8 with the Securities and Exchange Commission.


No Dissenter's Rights
---------------------

     Under Nevada law, the Company's dissenting shareholders are not entitled to appraisal rights, and the Company will not independently provide our shareholders with any such right.


Conclusion
----------

     As a matter of regulatory compliance, the Company is sending you this Information Statement which describes the purpose and effect of the actions set forth herein. As the requisite stockholder vote for the actions set forth herein, including any amendment to the Company's Articles of Incorporation as described in this Information Statement was obtained upon the delivery of the written consent of a majority of the shareholders, WE ARE NOT ASKING FOR A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US ONE. This Information Statement is intended to provide the Company's stockholders information required by the rules and regulations of the Securities and Exchange Act of 1934.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by this undersigned hereunto duly authorized.

                                              SHAFT, INC.

                                          By:  /S/ Alan Hillsberg
                                             ---------------------------
                                          Name: Alan Hillsberg
                                          Its: President


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